DISTRIBUTION AGREEMENT
                                     BETWEEN
                            THE TRAUTMAN KRAMER TRUST
                                       AND
                         TRAUTMAN KRAMER & COMPANY, INC.



         THIS AGREEMENT made this 20th day of November, 1997, by and between THE TRAUTMAN KRAMER TRUST, a Delaware business trust (hereinafter referred to as the "Trust"), on behalf of each of its series and classes listed on Schedule A, and TRAUTMAN KRAMER & COMPANY, INC. (hereinafter referred to as the "Distributor").


                              W I T N E S S E T H:


         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:


         FIRST: The Trust hereby appoints the Distributor as its underwriter to promote the sale and to arrange for the sale of shares of beneficial interest of the Trust to the public through its sales representatives and to investment dealers. In addition, the Distributor may receive payment for certain distribution expenses pursuant to any Rule 12b-1 distribution plan adopted by the Trust.

         The Trust agrees to sell and deliver its shares, upon the terms hereinafter set forth, as long as it has unissued and/or treasury shares available for sale.


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         SECOND: The Trust hereby authorizes the Distributor, subject to law and the organizational documentation of the Trust, to accept, for the account of the Trust, orders for the purchase of its shares, satisfactory to the Distributor, as of the time of receipt of such orders by the dealer or as otherwise described in the then current Prospectus of the Trust.


         THIRD: The Trust will determine the net asset value of its shares of each series once daily as of the close of trading on The New York Stock Exchange on each day that the Exchange is open for business. It is expected that the Exchange will be closed on Saturdays and Sundays and on New Year's Day, Reverend Martin Luther King, Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The net asset value of a series is determined by dividing the market value of such series as of the close of trading plus any cash or other assets (including dividends receivable and accrued interest) less all liabilities (including accrued expenses) by the number of shares of the series outstanding. Securities will be valued according the Securities Valuation Procedures of the Trust.

         FOURTH: The Distributor agrees to devote reasonable time and effort to enlist investment dealers and otherwise promote the sale and distribution and act as Distributor for the sale and distribution of the shares of the Trust as such arrangements may profitably be made; but so long as it does so, nothing herein contained shall prevent the Distributor from entering into similar arrangements with other funds and to engage in other activities. The Trust reserves the right to issue shares in connection with any merger or consolidation of the Trust with any other investment company or any personal holding company or in connection with offers of exchange exempted from Section 22(a) of the Investment Company Act of 1940.


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

         FIFTH: Upon receipt by the Trust at its principal place of business of a written order from the Distributor, together with delivery instructions, the Trust shall, as promptly as practicable, cause certificates for the shares called for in such order to be delivered or credited in such amounts and in such names as shall be specified by the Distributor, against payment therefor in such manner as may be acceptable to the Trust.


         SIXTH: All sales literature and advertisements used by the Distributor in connection with sales of the shares of the Trust shall be subject to the approval of the Trust. The Trust authorizes the Distributor in connection with the sale or arranging for the sale of its shares to give only such information and to make only such statement or representations as are contained in the current Prospectus and Statement of Additional Information or in sales literature or advertisements approved by the Trust or in such financial statements and reports as are furnished to the Distributor pursuant to this Agreement. The Trust shall not be responsible in any way for any information, statements or representations given or made by the Distributor or its representatives or agents other than such information, statements and representations contained in the then current Prospectus and Statement of Additional Information.


         SEVENTH: The Distributor as agent of the Trust is authorized, subject to the direction of the Trust, to accept shares for redemption at their net asset value, determined as prescribed in the then current prospectus of the Trust.


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

         EIGHTH: The Trust shall bear:

         (A) the expenses related to the sales of the shares in connection with such public offerings in such states as shall be selected by the Distributor and of continuing the qualification therein until the Distributor notifies the Trust that it does not wish such qualification continued; and

         (B) all legal expenses in connection with the foregoing.


         NINTH: The Distributor shall bear:

         (A)  the  expenses  of  printing  and  distributing   prospectuses  and
statements of additional information (other than those prospectuses and statements of additional information required by applicable laws and regulations to be distributed to the shareholders by the Trust and pursuant to any Rule 12b-1 distribution plan), and any other promotional or sales literature which are used by the Distributor or furnished by the Distributor to purchasers or dealers in connection with the Distributor's activities pursuant to this Agreement;

         (B) expenses of any advertising used by the Distributor in connection with such public offering; and


         TENTH: The Distributor will accept orders for shares of the Trust only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders.


         ELEVENTH: The Trust shall keep the Distributor fully informed with regard to its affairs, shall furnish the Distributor with a certified copy of all financial statements, and a signed copy of each report, prepared by independent public accountants, and with such reasonable number of printed copies of each quarterly, semi-annual and annual report of the


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

Trust as the Distributor may request, and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of its shares and in the performance by the Distributor of all its duties under this Agreement.


         TWELFTH: The Trust agrees to register, from time to time as necessary, additional shares with the Securities and Exchange Commission, state and other regulatory bodies and to pay the related filing fees therefor and to file such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement, Prospectus or necessary in order that there may be no omission to state a material fact therein necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, the term "Registration Statement" shall mean from time to time the Registration Statement most recently filed by the Trust with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended, as such Registration Statement is amended at such time, and the term "Prospectus" shall mean for the purposes of this Agreement from time to time the form of prospectus and statement of additional information authorized by the Trust for use by the Underwriter and by dealers.


         THIRTEENTH:

         (A) The Trust and the Distributor shall each comply with all applicable provisions of the Investment Company Act of 1940, the Securities Act of 1933, and of all other Federal and state laws, rules and regulations governing the issuance and sale of shares of the Trust.

         (B) In absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Trust


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

agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement, statement of additional information or prospectus of the Trust, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Trust against any and all claims, demands, liabilities and expenses which the Trust may incur arising out of or based upon any act or deed of sales representatives of the Distributor which is outside the scope of their authority.

         (C) The Distributor agrees to indemnify the Trust against any and all claims, demands, liabilities and expenses which the Trust may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement, or Prospectus of the Trust, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor.


         FOURTEENTH: Nothing herein contained shall require the Trust to take any action contrary to any provision of its trust agreement or to any applicable statute or regulation.


         FIFTEENTH: This Agreement has been approved by the Trustees of the Trust and shall become effective at the close of business on the date hereof, and shall remain


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

in effect for two years from the date hereof and shall continue in force and effect for successive annual periods thereafter, provided that such continuance is specifically approved at least annually (a)(i) by the Board of Trustees of the Trust, or (ii) by vote of a majority of the Trust's outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act), and
(b) by vote of a majority of the Trust's Trustees who are not interested persons (as defined in Section 2(a)(19) of the Investment Company Act) of the Distributor by votes cast in person at a meeting called for such purpose.


         SIXTEENTH: A copy of the Certificate of Formation of the Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.


         SEVENTEENTH:

         (A) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor, on sixty (60) days written notice to the other party. (B) This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act.


         EIGHTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such


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

other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Trust shall be 615 East Michigan Street, Milwaukee, Wisconsin 53202 and the address of the Distributor shall be 500 Fifth Avenue, New York, New York 10110.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.


ATTEST:                               THE TRAUTMAN KRAMER TRUST,
                                      on behalf of each of its series listed on Schedule A



/s/Mark Barbera                       By: /s/Robert Kramer
-----------------------                   -----------------------
Chief Financial Officer                      Chairman



ATTEST:                               TRAUTMAN KRAMER & COMPANY,
                                      INC.



/s/Mark Barbera                       By: /s/Robert Kramer
-----------------------                  ------------------------
Chief Financial Officer                      Chairman



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                                   SCHEDULE A



Trautman Kramer Value Plus Fund -- Class A and Class B


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